EX-99.770 Transactions effected pursuant to Rule 10f-3


Name of Fund:

Government Securities Portfolio

Name of Underwriter From Who Purchased:

2,100,000 from UBS

1,000,000 from Lehman

Name of Underwriting syndicate members:

Morgan Stanley & Co, Lehman Brothers Inc., UBS Securities LLC, ABN AMRO
Bank N.V., Barclays Capital, J.P. Morgan Securities Inc.,
HSBC Securities (USA), Inc., Citigroup Global Markets Inc.,
Deutsche Bank Securities, Inc., Banc of America Securities LLC, Bear,
Stearns & Co. Inc., Goldman Sachs & Co, Merrill Lynch Government Securities Inc.

Name of Issuer:

Freddie Mac

Title of Security:

FHLMC 2-1/8

11/15/05

Date of First Offering:.

10/17/03

Dollar Amount Purchased:

$309,953.50

Number of Shares Purchased:

3,100,000

Price Per Unit:

99.985

Resolution approved:

RESOLVED, that, in reliance upon the written reports provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the six-month period ended February 29, 2004, for the Trust for Credit Unions' Government Securities Portfolio and the Trust for Credit Unions' Mortgage Securities Portfolio of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, are determined to have been effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.


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EX-99.770  Transactions effected pursuant to Rule 10f-3

Name of Fund:

Mortgage Securities Portfolio

Name of Underwriter From Who Purchased:

3,100,000 from UBS

1,600,000 from Lehman

Name of Underwriting syndicate members:

Morgan Stanley & Co, Lehman Brothers Inc., UBS Securities LLC, ABN AMRO
Bank N.V., Barclays Capital, J.P. Morgan Securities Inc.,
HSBC Securities (USA), Inc., Citigroup Global Markets Inc.,
Deutsche Bank Securities, Inc., Banc of America Securities LLC, Bear,
Stearns & Co. Inc., Goldman Sachs & Co, Merrill Lynch Government Securities Inc.

Name of Issuer:

Freddie Mac

Title of Security:

FHLMC 2-1/8

11/15/05

Date of First Offering:.

10/17/03

Dollar Amount Purchased:

$3,699,295

Number of Shares Purchased:

4,700,000

Price Per Unit:

99.985

Resolution approved:

RESOLVED, that, in reliance upon the written reports provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the six-month period ended February 29, 2004, for the Trust for Credit Unions' Government Securities Portfolio and the Trust for Credit Unions' Mortgage Securities Portfolio of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, are determined to have been effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.